EXHIBIT 10.1
BILL OF SALE AND ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, High Voltage Environmental Applications, Inc., a Florida corporation (“Seller”), whose address is 46 Vista Del Valle, Aliso Viejo, California 92656, hereby grants, bargains, sells, conveys, transfers and delivers to RAJ VENTURES, INC., a Florida corporation (“Purchaser”), all of Seller’s right, title and interest in and to that certain semi-trailer (approximately 48 feet in length) and trailer-mounted mobile electron beam accelerator unit, Florida Trailer Registration, VIN 1T9FS0Z27RB021111, which shall be free and clear of any liens, claims or encumbrances thereon, for a purchase price payable as follows:  (A) Ten Dollars ($10) and (B) One Hundred Thousand (100,000) shares of common stock of the Purchaser, the receipt and sufficiency of which are hereby acknowledged by Seller.  Seller represents, warrants, covenants and agrees that if at any time after the date hereof any further action or government approvals, licenses or permits are necessary or desirable to carry out the purpose of this Bill of Sale and Assignment, Seller, including its directors, officers, employees and agents shall execute and deliver such further instruments or documents and take all such actions, as requested by Purchaser in its sole and absolute discretion.

IN WITNESS WHEREOF, the undersigned seller has caused this Bill of Sale and Assignment to be executed as of the 26th day of August, 2010.

HIGH VOLTAGE ENVIRONMENTAL APPLICATIONS, INC.

By: /s/ William J. Cooper
      William J. Cooper
      Chairman of the Board and President

ACKNOWLEDGED, AGREED TO
AND ACCEPTED AS OF THE 26TH
DAY OF AUGUST, 2010

RAJ VENTURES, INC.

By: /s/ Charles J. Scimeca
      Charles J. Scimeca, President